CERTIFICATION OF CHIEF EXECUTIVE OFFICER

AND CHIEF FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying Yearly Report On Form 10-KSB of Steele Recording Corporation for the Year Ended December 31, 2007, I, Mack Steele, Chief Executive Officer and Chief Financial Officer of Steele Recording Corporation hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

     1.   Such Yearly Report on Form 10-KSB for the year ended December 31, 2007 fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     2.   The information contained in such Yearly Report on Form 10-KSB for the year ended December 31, 2007 fairly presents, in all material respects, the financial condition and results of operations of Steele Recording Corporation

Dated:  July 25, 2008

STEELE RECORDING CORPORATION

By: /s/ Mack Steele

Chief Executive Officer and

Chief Financial Officer